UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

AMERICAN EXPRESS COMPANY

(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, World Financial Center New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 15, 2013, American Express Company (the “Company”) entered into a Terms Agreement (the “Terms Agreement”) with Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and UBS Securities LLC, as representatives of the several underwriters named therein, for the issuance and sale by the Company of U.S.$1,000,000,000 aggregate principal amount of 1.550% Notes due May 22, 2018 (the “Fixed Rate Notes”) and U.S.$850,000,000 aggregate principal amount of Floating Rate Notes due May 22, 2018 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Securities”) pursuant to a Prospectus Supplement dated May 15, 2013 to the Prospectus dated December 3, 2012, filed as part of the Company’s Registration Statement on Form S-3 (No. 333-185242) (the “Registration Statement”). The Terms Agreement incorporates by reference the terms and conditions of the Underwriting Agreement Basic Provisions filed as an exhibit to the Registration Statement. The Securities will be issued pursuant to the Senior Debt Indenture, dated as of August 1, 2007, between the Company and The Bank of New York Mellon, as trustee.

The preceding is a summary of the terms of the Terms Agreement and the Securities, and is qualified in its entirety by reference to the Terms Agreement attached as Exhibit 1 and the Forms of Global Notes attached as Exhibit 4.1 and Exhibit 4.2, and each is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	1	Terms Agreement, dated May 15, 2013, among the Company, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and UBS Securities LLC.

	4.1	Form of Global Note for the Fixed Rate Notes.

	4.2	Form of Global Note for the Floating Rate Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (REGISTRANT)

	By:	/s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

Date: May 17, 2013

EXHIBIT INDEX

Exhibit	Description

1	Terms Agreement, dated May 15, 2013, among the Company, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and UBS Securities LLC.

4.1	Form of Global Note for the Fixed Rate Notes.

4.2	Form of Global Note for the Floating Rate Notes.